UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

FEBRUARY 13, 2008
Date of Report (Date of earliest event reported)

MORGAN CREEK ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52139	201777817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10120 S. Eastern Avenue, Suite 200, Henderson, Nevada	89052
(Address of principal executive offices)	(Zip Code)

(702) 566-1307
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 3 - SECURITIES AND TRADING MATTERS

Item 3.02        Unregistered Sales of Equity Securities.

Effective on February 13, 2008, Morgan Creek Energy Corp (the "Company") completed a shares for debt private placement (the "Private Placement") with certain non-United States residents (each an "Investor") pursuant to which the Company issued an aggregate of 7,576,068 common shares from the treasury of the Company, at a deemed settlement and issuance price of $0.20 per common share, in settlement of an aggregate of $1,515,213.60 in indebtedness owing by the Company to said Investors.

The shares for debt Private Placement was made and sold only to non-United States Investors in reliance on Regulation S promulgated under the United States Securities Act of 1933, as amended (the "Act"). The Private Placement has not been registered under the Act or under any state securities laws and may not be offered or sold without registration with the United States Securities and Exchange Commission or an applicable exemption from the registration requirements.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01        Financial Statements and Exhibits.

(a)        Financial statements of businesses acquired.

Not applicable.

(b)        Pro forma financial information.

Not applicable.

(c)        Shell company transactions.

Not applicable.

(d)        Exhibits.

Not applicable.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
MORGAN CREEK ENERGY CORP.
DATE: February 19, 2007.	/s/ "Marcus M. Johnson" _____________________________________ Marcus M. Johnson Chairman, President, Chief Executive Officer, Principal Executive Officer and a director

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